UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2011

HOKU CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51458	99-0351487
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
Of incorporation)

1288 Ala Moana Blvd, Suite 220 Honolulu, Hawaii		96814
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (808) 682-7800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement

Amendment No. 3 to Amended and Restated Supply Agreement with Jinko Solar Company Limited

In February 2009, Hoku Materials, Inc., a wholly owned subsidiary of Hoku Corporation (collectively, “we” or the “Company”), and Jinko Solar Co., Ltd. (“Jinko”) entered into an Amended and Restated Supply Agreement (the “Supply Agreement”), pursuant to which we agreed to sell Jinko specified volumes of polysilicon at predetermined prices over a ten-year period and Jinko paid us a cash deposit of $20 million as prepayment for future product deliveries.  On November 16, 2009, we entered into Amendment No. 1 to the Supply Agreement (“Amendment No. 1”) and on December 18, 2010, we entered into Amendment No. 2 to the Supply Agreement (“Amendment No. 2”).

On September 19, 2011, we entered into Amendment No. 3 to the Supply Agreement (“Amendment No. 3”, and the Supply Agreement as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3, the “Amended Supply Agreement”).  Pursuant to the Amended Supply Agreement, we agreed to sell to Jinko an aggregate of 1,600 tons of polysilicon over an eight year period, with the prices during the first four years at specified prices that will adjust to the extent such prices vary from a mutually acceptable third party index.  The prices in years five through eight are to be mutually determined by the Company and Jinko.

Under the Amended Supply Agreement, if we do not deliver polysilicon in accordance with the agreed upon schedule, including the initial shipment on or before June 30, 2012, we will provide Jinko with a purchase price adjustment. Shipments that are late more than a specified number of days or are less than a specified percentage of the required amount shall constitute a material breach of the Amended Supply Agreement.  In addition, we agreed to refund a portion of Jinko’s $20 million deposit on a monthly basis for the period from September 2011 to June 2012. Any failure to comply with the refund schedule will constitute a material breach of the Amended Supply Agreement.  Following a material breach of the Amended Supply Agreement by the Company, Jinko will have the right to terminate the Amended Supply Agreement and require the return of the remaining available deposit.

The foregoing description of Amendment No. 3 and the Amended Supply Agreement is only a summary and qualified in its entirety by the text of the Amendment No. 3, a copy of which will be filed with our Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2011, and by the text of the Supply Agreement, Amendment No. 1 and Amendment No. 2, copies of which were filed as Exhibits 10.39, 10.51 and 10.78 to our Annual Report on Form 10-K for the fiscal year ended March 31, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 20, 2011

Hoku Corporation

By:	/s/ SCOTT PAUL
Scott Paul
Chief Executive Officer